Exhibit G

CORPORATE CHART

As of March 31, 2004

Company	Percentage of Ownership
Scottish Power plc	All 100% except as noted
ScottishPower Overseas Holdings Limited
PacifiCorp Energy Canada Limited
Scottish Power UK Holdings Limited (FUCO)
ScottishPower Energy Management (Agency) Limited
ScottishPower Energy Management Limited
Scottish Power UK plc (FUCO)
SP Distribution Limited
Scottish Electricity Settlements Limited (50)
SP Dataserve Limited
SP Transmission Limited
ScottishPower Energy Retail Limited
N.E.S.T. Makers Limited (50)
SP Gas Limited
SP Power Systems Limited
Core Utility Solutions Limited (50)
ScottishPower Generation Limited
South Coast Power Limited (50)
SMW Limited
Shoreham Operations Company Limited (50)
Scotash Limited (50)
Beaufort Energy Limited
CRE Energy Limited
Wind Resources Limited (45)
Carland Cross Limited
Coal Clough Limited
Celt Power Limited (50)
Emerald Power Generation Limited
Manweb Generation Holdings Limited
ScottishPower Group Money Purchase Pension Scheme Limited
ScottishPower Investments Limited
ScottishPower Insurance Limited
ScottishPower Leasing Limited
Genscot Limited
SP Manweb plc (FUCO)
Selectusonline Limited (25)
ScottishPower Share Scheme Trustees Limited
ScottishPower Sharesave Trustees Limited

ScottishPower NA 1 Limited
ScottishPower NA 2 Limited

PacifiCorp Holdings Inc.
Pacific Klamath Energy, Inc.
PacifiCorp
Energy West Mining Company
Glenrock Coal Company
Interwest Mining Company
Pacific Minerals, Inc.
Bridger Coal Company (66.66)
PacifiCorp Environmental Remediation Company (89.9)
PacifiCorp Future Generations, Inc.
Canopy Botanical, Inc.(77.85)
Canopy Botanical SRL (49)

PacifiCorp Group Holdings Company
New Energy Holdings I, Inc.

EnergyWorks Holdings I
New IndiaPower Company Two
New IndiaPower Company One
PACE Group, Inc.
PacifiCorp Development Company
PacifiCorp Generation International, BV
Pacific Bakun Energy BV
Pacific Kinston Energy, Inc.
PacifiCorp Energy Services, Inc.
PacifiCorp Energy Ventures, Inc.
PacifiCorp Trans, Inc.
PacifiCorp Financial Services, Inc.
CS Holdings, Inc.
Birmingham Syn Fuel I, Inc.
Koala FSC, Ltd.
Leblon Sales Corporation
Pacific Development (Property), Inc.
Pacific Harbor Capital, Inc.
PFI International, Inc.
PHC Properties Corporation
PCC Holdings, Inc.
Hillsborough Leasing Services, Inc.
PNF Holdings, Inc.
VCI Acquisition Co.

PacifiCorp International Group Holdings Company
PacifiCorp Hazelwood Pty. Ltd.
Hazelwood Australia, Inc.
Hazelwood Ventures, Inc.
Hazelwood Finance LP(12.5)
PPM Energy, Inc.
Heartland Wind LLC
Flying Cloud Power Partners, LLC
Klamath Energy LLC
Klamath Generation LLC
Klondike Wind Power LLC
Ivanhoe Wind Energy LLC
Moraine Wind II LLC
Moraine Wind LLC
Mountain View Green LLC
Mountain View Power Partners III,LLC
Pacific Wind Development LLC
Phoenix Wind Power LLC
West Valley Leasing Company LLC
Arlington Wind LLC
PPM Alta Mesa LLC
PPM Colorado Wind Venture Inc
Colorado Wind Ventures LLC (50%)
Colorado Green Holdings LLC
Trimont Wind I LLC
Enstor, Inc
Katy Storage and Transportation LP (99)
Waha Storage and Transportation LP (99)
West Valley Leasing Company LLC
Arlington Wind LLC
Enstor, Inc.
City Gate Gas Storage LLC
Columbia Gas Storage, LLC
Delta Gas Storage LLC
Enstor Louisiana LLC
Enstor Operating Company, LLC
Katy Storage and Transportation, L.P.(1)
Waha Storage and Transportation LP (1)